Exhibit 23.2

Beckstead and Watts, LLP
Certified Public Accountants

                                                         3340 Wynn Road, Suite B
                                                             Las Vegas, NV 89102
                                                                    702.257.1984
                                                              702.362.0540 (fax)

To Whom It May Concern:

I have issued my report dated July 14, 2003, accompanying the financial statements of Gentry International, Inc. on Form SB-2/A for the years ended May 31, 2003 and 2002 and for the period of February 18, 1999 (inception date) through May 31, 2003. I hereby consent to the incorporation by reference of said report on the Registration Statement of Gentry International, Inc. on Form SB-2/A.

Signed,

/s/ Beckstead and Watts, LLP

August 25, 2003